      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2000.

                                                         REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                INTERLOGIX, INC.
             (Exact name of Registrant as specified in its charter)

                                        12345 SOUTHWEST LEVETON DRIVE
        DELAWARE                            TUALATIN, OREGON 97062                         06-1340453

(State of Incorporation)     (Address of principal executive offices) (Zip Code)        (I.R.S. Employer
                                                                                        Identification No.)

                   INTERLOGIX, INC. 2000 STOCK INCENTIVE PLAN
                                       AND
                    SLC TECHNOLOGIES, INC. STOCK OPTION PLAN
                            (Full Title of the Plans)
                                Kenneth L. Boyda
                      President and Chief Executive Officer
                                Interlogix, Inc.
                          12345 Southwest Leveton Drive
                             Tualatin, Oregon 97062

                     (name and address of agent for service)

                                 (503) 691-7243
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                          Proposed              Proposed
Title of               Amount             maximum               maximum              Amount of
securities             to be              offering              aggregate            registration
to be registered       registered         price per share(1)    offering price(1)    fee
-------------------------------------------------------------------------------------------------
Common Stock,          1,500,000          $21.8125              $32,718,750          $8,638
par value $.01 per     shares for the
share                  Interlogix Plan
                       758,532 shares     $21.8125              $16,545,480          $4,368
                       for the SLC
                       Plan
-------------------------------------------------------------------------------------------------

(1) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the Nasdaq National Market on May 8, 2000, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

                  The documents containing information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of Interlogix, Inc. (the "Registrant") filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed March 29, 2000, which contains audited financial statements for the Registrant's fiscal year ended December 31, 1999.

         (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2000, filed April 24, 2000, and all other reports filed by the Registrant with the Commission since December 31, 1999 pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The description of the Registrant's Securities contained in its Registration Statement on Form S-1 (Registration No. 33-84328), as incorporated by reference into its Registration Statement on Form 8-A (File No. 0-24900), filed with the Commission, and including any amendment or report filed for the purpose of updating such description.

         (d) The Registrant's Proxy Statement on Schedule 14A, filed March 28, 2000, including any amendment or report filed for the purpose of update such proxy statement.

         (e) All reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant is organized under The General Corporation Law of the State of Delaware, Title 8 of the Delaware Code. Pursuant to Section 145 of Title 8 of the Delaware Code, the Registrant may provide and has provided in its Certificate of Incorporation that its current and former officers, directors, employees and agents be indemnified to the fullest extent permitted if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Registrant. Such indemnification may cover liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

                  The following exhibits are filed herewith and are incorporated by reference as part of this Registration Statement:

                  5.1 Opinion of Dechert Price & Rhoads as to the legality of Common Stock of the Registrant

                  15.1 Letter re: unaudited interim financial information from PricewaterhouseCoopers LLP

                  23.1     Consent of PricewaterhouseCoopers LLP

                  23.2     Consent of Arthur Andersen LLP

                  23.3 Consent of Dechert Price & Rhoads (included in its opinion filed as Exhibit 5.1)

                  24.1 Powers of Attorney (included as part of signature page)

                  99.1     Interlogix, Inc. 2000 Stock Incentive Plan

                  99.2     SLC Technologies, Inc. Stock Option Plan

ITEM 9. UNDERTAKINGS.

Undertakings required by Item 512(a)
of Regulation S-K

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tualatin, State of Oregon, on this 11th day of May, 2000.

                                INTERLOGIX, INC.


                                By:  /s/ Kenneth L. Boyda
                                   ---------------------------------------
                                    Kenneth L. Boyda
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints Kenneth L. Boyda and John R. Logan, and each of them, individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                        DATE
---------                        -----                                        ----

/s/ Kenneth L. Boyda             President, Chief Executive Officer and       May 11, 2000
---------------------------      Director (Principal Executive Officer)
Kenneth L. Boyda

/s/ John R. Logan                Chief Financial Officer (Principal           May 11, 2000
---------------------------      Financial Officer)
John R. Logan

/s/ Thomas L. Auth               Chairman of the Board and Director           May 11, 2000
---------------------------
Thomas L. Auth

/s/ C.G. Berwind, Jr.            Director                                     May 11, 2000
---------------------------
C.G. Berwind, Jr.

/s/ Jan P. Brantjes              Director                                     May 11, 2000
---------------------------
Jan P. Brantjes

                                 Director                                     May __, 2000
---------------------------
Lawrence C. Karlson

/s/ Edward F. Kosnik             Director                                     May 11, 2000
---------------------------
Edward F. Kosnik

/s/ Perry J. Lewis               Director                                     May 11, 2000
---------------------------
Perry J. Lewis

/s/ Donald L. Seeley             Director                                     May 11, 2000
---------------------------
Donald L. Seeley



* Signatures representing a majority of the Registrant's Board of Directors

                                  EXHIBIT INDEX



  EXHIBIT NO.     DOCUMENT
  -----------     --------

      5.1         Opinion of Dechert Price & Rhoads as to the legality of Common
                  Stock of the Registrant

     15.1 Letter re: unaudited interim financial information from PricewaterhouseCoopers LLP

     23.1         Consent of PricewaterhouseCoopers LLP

     23.2         Consent of Arthur Andersen LLP

     23.3 Consent of Dechert Price & Rhoads (included in its opinion filed as Exhibit 5.1)

     24.1         Powers of Attorney (included as part of signature page)

     99.1         Interlogix, Inc. 2000 Stock Incentive Plan

     99.2         SLC Technologies, Inc. Stock Option Plan



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